Name of Portfolio:  BlackRock Bond Income Portfolio
Issuer:  The AllState Corp
Broker:  J.P. Morgan Securities, LLC
Underwriter(s): J.P. Morgan Securities LLC Goldman, Sachs & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Citigroup Global Markets Inc. Wells Fargo Securities, LLC Deutsche Bank Securities Inc. U.S. Bancorp Investments, Inc. Credit Suisse Securities (USA) LLC Morgan Stanley & Co. LLC The Williams Capital Group, L.P. BNY Mellon Capital Markets, LLC PNC Capital Markets LLC
Affiliated Underwriter in the Syndicate:  PNC Capital Markets LLC
Date of Purchase:  01/03/13
Date of Offering:   01/03/13
Amount of Purchase:  Portfolio  84,000 		Sub-Adviser  1,600,000
Amount of Offering:   500,000,000
Purchase Price:   25.00
Commission or Spread:  1.3225%


Name of Portfolio:  BlackRock Diversified Portfolio
Issuer:  The AllState Corp
Broker:  J.P. Morgan Securities, LLC
Underwriter(s): J.P. Morgan Securities LLC Goldman, Sachs & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Citigroup Global Markets Inc. Wells Fargo Securities, LLC Deutsche Bank Securities Inc. U.S. Bancorp Investments, Inc. Credit Suisse Securities (USA) LLC Morgan Stanley & Co. LLC The Williams Capital Group, L.P. BNY Mellon Capital Markets, LLC PNC Capital Markets LLC
Affiliated Underwriter in the Syndicate:  PNC Capital Markets LLC
Date of Purchase:  01/03/13
Date of Offering:   01/03/13
Amount of Purchase:  Portfolio  10,000 		Sub-Adviser  1,600,000
Amount of Offering:   500,000,000
Purchase Price:   25.00
Commission or Spread:  1.3225%


Name of Portfolio:  BlackRock Bond Income Portfolio
Issuer:  Bank of America Corp
Broker:  Merrill Lynch, Pierce Fenner & Smith Inc.
Underwriter(s): Merrill Lynch, Pierce, Fenner & Smith Incorporated ABN AMRO Securities (USA) LLC Banca IMI S.p.A. BB&T Capital Markets, a division of
BB&T Securities, LLC BMO Capital Markets Corp. Capital One Southcoast, Inc. CIBC World Markets Corp. Credit Agricole Securities (USA) Inc. Deutsche Bank Securities Inc. Goldman, Sachs & Co. ING Financial Markets LLC Lloyds Securities Inc. Mizuho Securities USA Inc. nabSecurities, LLC PNC Capital Markets LLC RBS Securities Inc. Santander Investment Securities Inc. Scotia Capital (USA) Inc. SG Americas Securities, LLC Standard Chartered Bank
Swedbank AB (publ) Wells Fargo Securities, LLC Samuel A. Ramirez & Company, Inc. The Williams Capital Group, L.P.
Affiliated Underwriter in the Syndicate:  PNC Capital Markets LLC
Date of Purchase:  01/08/13
Date of Offering:   01/08/13
Amount of Purchase:  Portfolio  7,014,000 		Sub-Adviser  200,000,000
Amount of Offering:   3,000,000,000
Purchase Price:   99.444
Commission or Spread:  0.450%


Name of Portfolio:  BlackRock Diversified Portfolio
Issuer:  Bank of America Corp
Broker:  Merrill Lynch, Pierce Fenner & Smith Inc.
Underwriter(s):  Merrill Lynch, Pierce, Fenner & Smith Incorporated  ABN AMRO
Securities (USA) LLC  Banca IMI S.p.A.  BB&T Capital Markets, a division of
BB&T Securities, LLC  BMO Capital Markets Corp.  Capital One Southcoast, Inc.
CIBC World Markets Corp.  Credit Agricole Securities (USA) Inc.  Deutsche Bank
Securities Inc.  Goldman, Sachs & Co.  ING Financial Markets LLC  Lloyds
Securities Inc.  Mizuho Securities USA Inc.  nabSecurities, LLC  PNC Capital
Markets LLC  RBS Securities Inc.  Santander Investment Securities Inc.  Scotia
Capital (USA) Inc.  SG Americas Securities, LLC  Standard Chartered Bank
Swedbank AB (publ)  Wells Fargo Securities, LLC  Samuel A. Ramirez & Company,
Inc.  The Williams Capital Group, L.P.
Affiliated Underwriter in the Syndicate:  PNC Capital Markets LLC
Date of Purchase:  01/08/13
Date of Offering:   01/08/13
Amount of Purchase:  Portfolio  821,000 			Sub-Adviser  200,000,000
Amount of Offering:   3,000,000,000
Purchase Price:   99.444
Commission or Spread:  0.450%


Name of Portfolio:  BlackRock Bond Income Portfolio
Issuer:  Comcast Corp
Broker:  Goldman Sachs & Co.
Underwriter(s): Barclays Capital Inc. Goldman, Sachs & Co. RBS Securities Inc. Deutsche Bank Securities Inc. UBS Securities LLC BNP Paribas Securities
 Corp.  Citigroup Global Markets Inc.  Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC Lloyds Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Mizuho Securities USA Inc. Morgan Stanley & Co. LLC RBC Capital Markets, LLC SMBC Nikko Capital Markets Limited SunTrust Robinson Humphrey, Inc. Wells Fargo Securities, LLC Santander Investment Securities Inc. U.S. Bancorp Investments, Inc. Allen & Company LLC Gleacher
& Company Securities, Inc. DNB Markets, Inc. PNC Capital Markets LLC TD Securities (USA) LLC Loop Capital Markets LLC The Williams Capital Group,
L.P.  Lebenthal & Co., LLC  Samuel A. Ramirez & Company, Inc.  Drexel
Hamilton, LLC  MFR Securities, Inc.   Mischler Financial Group, Inc.
Affiliated Underwriter in the Syndicate:  PNC Capital Markets LLC
Date of Purchase:  01/08/13
Date of Offering:   01/08/13
Amount of Purchase:  Portfolio  2,791,000 		Sub-Adviser  113,555,000
Amount of Offering:   1,700,000,000
Purchase Price:   99.161
Commission or Spread:  0.650%


Name of Portfolio:  BlackRock Diversified Portfolio
Issuer:  Comcast Corp
Broker:  Goldman Sachs & Co.
Underwriter(s):  Barclays Capital Inc.  Goldman, Sachs & Co.  RBS Securities
Inc.  Deutsche Bank Securities Inc.  UBS Securities LLC  BNP Paribas Securities
 Corp.  Citigroup Global Markets Inc.  Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC  Lloyds Securities Inc.  Merrill Lynch, Pierce,
Fenner & Smith Incorporated  Mizuho Securities USA Inc.  Morgan Stanley & Co.
LLC  RBC Capital Markets, LLC  SMBC Nikko Capital Markets Limited  SunTrust
Robinson Humphrey, Inc.  Wells Fargo Securities, LLC  Santander Investment
Securities Inc.  U.S. Bancorp Investments, Inc.  Allen & Company LLC  Gleacher
& Company Securities, Inc.  DNB Markets, Inc.  PNC Capital Markets LLC  TD
Securities (USA) LLC  Loop Capital Markets LLC  The Williams Capital Group,
L.P.  Lebenthal & Co., LLC  Samuel A. Ramirez & Company, Inc.  Drexel Hamilton,
 LLC  MFR Securities, Inc.   Mischler Financial Group, Inc.
Affiliated Underwriter in the Syndicate:  PNC Capital Markets LLC
Date of Purchase:  01/08/13
Date of Offering:   01/08/13
Amount of Purchase:  Portfolio  326,000 			Sub-Adviser  113,555,000
Amount of Offering:   1,700,000,000
Purchase Price:   99.161
Commission or Spread:  0.650%


___X__ 	The securities are (i) part of an issue registered under the Securities
 Act of 1933, (ii) municipal securities as defined under the Securities Exchange Act of 1934, (iii) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or
(iv) exempt from registration under section 4(2) of the Securities Act of 1933 or Rules 144A or 501-508 thereunder.

___X__ 	The purchase price did not exceed the offering price at the end of the first business day after the first day of the offering (or fourth day before termination, if a rights offering).

___X__ 	The underwriting was a firm commitment.

___X__ 	The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time.

___X__ 	In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors), or in respect of any municipal securities, the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization or if the issuer of the municipal securities or entity supplying the revenues from which the issues is to be paid has been in continuous operation for less than three years (including any predecessors), it has received one of the three highest ratings from at least one such rating service.

___X__ 	The amount of the securities purchased by all of the funds and discretionary accounts advised by the same investment adviser or subadviser did not exceed 25% of the principal amount of the offering.

___X__ 	The Portfolio did not purchase the securities directly or indirectly from an officer, director, member of an advisory board or employee of the Fund or investment adviser or subadviser of the Portfolio or affiliated person thereof.